                                  Exhibit 9(b)
                                  ------------

                       DOCUMENTATION RELATED TO EXTENSION
                     OF TERM OF THE VOTING TRUST AGREEMENT
                       FOR THE ZACKS-STREIM VOTING TRUST

                       CONSENT TO EXTEND THE TERM OF THE
                         VOTING TRUST AGREEMENT FOR THE
                           ZACKS-STREIM VOTING TRUST


                 I, Florence Zacks Melton, am currently the trustee of a certain trust established under the Last Will and Testament of my late husband, Aaron Zacks (the "Trust").

                 The Trust is a party to the Voting Trust Agreement for the Zacks-Streim Voting Trust dated October 29, 1974 (the "Voting Trust Agreement"), and is currently a holder of Voting Trust Certificates.

                 Section 7 of the Voting Trust Agreement allows this Agreement to be extended beyond its original term by the Voting Trustees with the written consent of (i) the holders of the Voting Trust Certificates representing the majority of shares of stock subject to the Voting Trust Agreement, and (ii) the holders of Voting Trust Certificates representing the majority of shares of stock held for each of the two families (the Streim family is no longer a party to the Voting Trust Agreement) who are the parties to the Voting Trust Agreement.

                 I hereby consent to the extension of the term of the Voting Trust Agreement for an additional period of 10 years as proposed by the trustee of the Voting Trust Agreement.


                                        Dated: August 11, 1994



                                        /s/ Florence Melton, Trustee
                                        ---------------------------------
                                        Florence Zacks Melton, Trustee of
                                        the trust established under the
                                        Last Will and Testament of Aaron
                                        Zacks

                       PROPOSAL TO EXTEND THE TERM OF THE
                         VOTING TRUST AGREEMENT FOR THE
                           ZACKS-STREIM VOTING TRUST


                 I, Gordon Zacks, am currently the trustee of the Voting Trust Agreement for the Zacks-Streim Voting Trust dated October 29, 1974 (the "Voting Trust Agreement").

                 Section 7 of the Voting Trust Agreement allows this Agreement to be extended beyond its original term by the Voting Trustees with the written consent of (i) the holders of the Voting Trust Certificates representing the majority of shares of stock subject to the Voting Trust Agreement, and (ii) the holders of Voting Trust Certificates representing the majority of shares of stock held for each of the two families (the Streim family is no longer a party to the Voting Trust) who are the parties to the Voting Trust Agreement.

                 A certain trust established under the Last Will and Testament of Aaron Zacks (the "Trust") is a party to the Voting Trust Agreement, and is currently a holder of Voting Trust Certificates.

                 I hereby propose the extension of the term of the Voting Trust Agreement for an additional term of 10 years.


                                        Dated: August 11, 1994



                                        /s/ Gordon Zacks
                                        -----------------------------------
                                        Gordon Zacks, Trustee of the Voting
                                        Trust Agreement

                 ACTION OF THE TRUSTEE OF THE TRUST ESTABLISHED
                      UNDER THE LAST WILL AND TESTAMENT OF
                                  AARON ZACKS


                 I, Florence Zacks Melton, am currently the trustee of a certain trust established under the Last Will and Testament of my late husband, Aaron Zacks (the "Trust").

                 The Trust is a party to the Voting Trust Agreement for the Zacks-Streim Voting Trust dated October 29, 1974 (the "Voting Trust Agreement"), and is currently a holder of Voting Trust Certificates. My execution of the Voting Trust Agreement in behalf of the Trust was approved by the Probate Court of Franklin County, Ohio, by entry dated March 13, 1975.

                 Section 7 of the Voting Trust Agreement allows this Agreement to be extended beyond its original term by the Voting Trustees with the written consent of (i) the holders of the Voting Trust Certificates representing the majority of shares of stock subject to the Voting Trust Agreement, and (ii) the holders of Voting Trust Certificates representing the majority of shares of stock held for each of the two families (the Streim family is no longer a party to the Voting Trust Agreement) who are the parties to the Voting Trust Agreement.

                 The Voting Trust Agreement was entered into to help secure continuity and stability of policy and management of R. G. Barry Corporation. I believe that these purposes are as valid today as they were when the Voting Trust Agreement was entered into, and that it is in the best interests of the Trust and its beneficiaries to have the Voting Trust Agreement extended. In reaching this decision, I also considered the fact that all beneficiaries who have any interest in the shares of R. G. Barry Corporation held by the Trust wish to extend the term of the Voting Trust Agreement.

                 Based on the above, I, as trustee of the Trust and in its behalf, intend to consent to extend the term of the Voting Trust Agreement for such additional time as the trustee of the Voting Trust Agreement may propose.

                                        Dated: August 11, 1994



                                        /s/ Florence Melton, Trustee
                                        -----------------------------------
                                        Florence Zacks Melton, Trustee of
                                        the trust established under the Last
                                        Will and Testament of Aaron Zacks